SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C.   20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                         August 6,1997


International Thoroughbred Breeders,Inc.
(Exact name of registrant as specified in its charter)


  Delaware              0-9624             22-2332039
(State or other       (Commission       (I.R.S. Employer
 jurisdiction          File Number)      Identification No.)
 of incorporation)



           P.O. Box 1232
          Cherry Hill, NJ                      08034
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:
609-488-3838



Item 4.   Changes in Registrant's Certifying Accountant.

          On August 6, 1997, the Registrant sent notice to the accounting firm of Moore Stephens, P.C. that the Registrant would not retain it to audit the Registrant's financial statements for the fiscal year ending June 30, 1997. Moore Stephens had been the Registrant's principal accountants for the purpose of auditing its financial statements since the fiscal year ended June 30, 1981. The report of Moore Stephens on the consolidated financial statements of the Registrant for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to the audits for the Registrant's two most recent fiscal years or during the period from July 1, 1996 to August 6, 1997.

          The Registrant's decision not to continue to retain Moore Stephens was not based on the expectation that any disagreement would arise in connection with the audit of its financial statements for the current fiscal year. The decision not to retain Moore Stephens was recommended by the Audit Committee of the Registrant's Board of Directors in connection with the change in management of the Registrant and the belief that a larger, nationwide firm will be more able to service the Registrant in the future.

Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits.

          The following exhibit will be filed by amendment to this Current Report on Form 8-K:

16.       Letter re: change in certifying accountant




                          SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 13, 1997      INTERNATIONAL THOROUGHBRED
                             BREEDERS, INC.


                            By/s/William H. Warner
                                 William H.Warner,Treasurer,
                                 Principal Financial and
                                 Accounting Officer